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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
December 19, 2014
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The Walt Disney Company
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-11605	95-4545390
(Commission File Number)	(IRS Employer Identification No.)

500 South Buena Vista Street
Burbank, California	91521
(Address of principal executive offices)	(Zip Code)

(818) 560-1000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e) On December 19, 2014, The Walt Disney Company (together with its affiliated companies, the “Company”) adopted the Voluntary Nonqualified Deferred Compensation Plan (the “Plan”). Pursuant to the Plan, officers of the Company (including each of the named executive officers) and other employees of the Company selected for participation (each, an “Eligible Participant”) may elect to defer payment of a portion of their base salary and annual cash incentive bonus. The portion that Eligible Participants may defer is determined by a committee comprised of one or more officers and/or employees of the Company designated from time to time by the Executive Vice President, Chief Human Resources Officer of the Company (the “Administrator”). The Administrator may also allow Eligible Participants to defer other forms of compensation, on such terms as it determines. With respect to compensation payable in 2015, the Administrator has determined that Eligible Participants can defer receipt of up to 50% of their salary and 100% of their management incentive bonus program award (less required withholding for Medicare taxes). The Administrator may impose a minimum amount or percentage of base salary or annual cash incentive bonus that may be deferred with respect to any period.
Under the Plan, the Company may also allocate Company contributions to an account for one or more of its employees (“Non-Elective Contributions”). Any Non-Elective Contributions credited to a participant’s account shall be subject to such terms and conditions as shall be established at the time the Non-Elective Contribution is credited, including such vesting conditions as the Company may elect to impose on such Non-Elective Contributions.
Eligible Participants may direct the manner in which amounts credited to their accounts are deemed invested by choosing from among investment options designated from time to time by the Administrator. The Administrator has currently designated investment choices that parallel those offered under the Company’s qualified Section 401(k) plan, but may expand such options to include other or different alternatives. The Administrator may elect to permit deemed investment in common stock of the Company, but has not done so at this time. Deemed earnings and losses are periodically credited to the Eligible Participant’s accounts based on the investment experience of their deemed investments.
Each Eligible Participant may elect to have deferred amounts (as adjusted to reflect deemed earnings experience) distributed at either the participant’s separation from service or at a fixed date. The Administrator may impose a minimum period of deferral with respect to any deferred amounts. Distributions may be made in either a lump sum or up to 15 annual installments. Participants may elect to change the time or form of the distribution of amounts deferred under the Plan, subject to compliance with the applicable requirements under Section 409A of the Internal Revenue Code. Upon the death of an Eligible Participant prior to full distribution of his or her account balance, any remaining amounts are distributed in a lump sum.
The Plan is attached as Exhibit 10.1 to this Report and is incorporated herein by reference.
Item 9.01 Exhibits

Exhibit 10.1	The Walt Disney Company Voluntary Non-Qualified Deferred Compensation Plan

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Walt Disney Company

             By: /s/ Roger J. Patterson
Roger J. Patterson
Associate General Counsel and Assistant Secretary
Registered In-House Counsel

Dated: December 23, 2014

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